Exhibit 10.4

Power of Attorney

Principal: Ding Xiang (Shenzhen) Investment Co., Ltd.

Unified Social Credit Code:

Trustee: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Unified Social Credit Code:

Ding Xiang (Shenzhen) Investment Co., Ltd. (hereinafter referred to as “the Company”) is a shareholder of Shenzhen Zhong Wei Technology Co., Ltd. (unified social credit code:                 ) and holds 100% of the shares of Shenzhen Zhong Wei Technology Co., Ltd. (hereinafter referred to as “Zhong Wei”). With regard to the existing and future equity that the Company holds in Zhong Wei (hereinafter referred to as “underlying equity”), the Company hereby irrevocably authorizes YiQiLai (Shenzhen) Consulting Management Co., Ltd. (hereinafter referred to as “WFOE”) to exercise the following rights during the validity period of the Power of Attorney:

1. Authorize WFOE or persons designated by WFOE (hereinafter collectively referred to as “trustees”) as the exclusive authorized agent to exercise the rights for the matters of underlying equity on behalf of the Company with full authority, including but not limited to: (1) Call and hold Shareholders’ Meeting of Zhong Wei; (2) exercise all the shareholders’ rights and the shareholder’s voting right attributed to the Company in accordance with the laws and the Memorandum of Association of Zhong Wei, including but not limited to dividend right, and the right to sell, transfer, pledge or dispose all or part of the underlying equity; (3) sign any resolutions and meeting minutes, and approve the revision of the Memorandum of Association of the Company as the shareholder of Zhong Wei in the name and on behalf of the Company; (4) designate, appoint or replace the legal representative, directors, supervisors, and senior management of Zhong Wei, and give advice or address inquiry; (5) exercise other shareholders’ rights prescribed in laws.

2. For the purpose of exercising the entrusted rights herein, the Trustee shall be entitled to learn the information related to company operation, business, clients, finance and employees of Zhong Wei, etc., and refer to relevant materials of Zhong Wei, and the Company shall fully cooperate;

3. Any action or non-action of the Company shall not cause any conflict of interests between the Company and/or Zhong Wei and WFOE (including but not limited to the shareholders of WFOE); if such conflict of interests occurs, the Company shall take any measures as instructed by WFOE to eliminate such conflict of interests without violating Chinese laws;

4. All the actions of the Trustee related to the underlying equity shall be deemed as action of the Company, and all the documents it signs shall be deemed as signed by the Company and shall be recognized by the Company;

5. The Trustee shall hold sub-entrustment right and may entrust the handling of the aforementioned matters to other persons or organizations on its own without notifying the Company or acquiring the consent of the Company in advance;

The Power of Attorney shall come into effect on the date of signing, and remain irrevocable and effective. During the validity period of the Power of Attorney, the Company hereby waives all the rights for the underlying equity that it entrusts to the Trustee through the Power of Attorney, and shall not exercise such rights by itself. During the validity period of the Power of Attorney, all the acts of the authorized agent within the scope of authorization shall represent the position of the Company.

Principal: Ding Xiang (Shenzhen) Investment Co., Ltd.

Legal Representative: /s/ Xinhong Cai

Date: August 18, 2020